UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2013

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32185	36-3953261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On November 8, 2013, Inland Real Estate Corporation (“we”) entered into a joint venture to develop grocery-anchored shopping centers in select markets throughout the southeastern United States with MAB American Retail Partners, LLC, an affiliate of Melbourne, Australia-based MAB Corporation. The five-year development program will target demographically strong metropolitan areas in the Carolinas, Georgia, Florida, Virginia and Washington, D.C. and could result in the construction of as many as 20 new grocery-anchored shopping centers with a total market value of as much as $325 million. MAB Corporation is a privately owned property development company and fund manager that has completed projects, including retail, office, multi-family and industrial, at locations throughout Australia, New Zealand and the United States.

Under the terms of the joint venture agreement, we have exclusive rights to all grocery-anchored, build-to-suit opportunities in the southeastern United States sourced by MAB. The joint venture agreement does not expressly obligate us to approve or participate in the development of any sites. Upon approval of a site by Inland Real Estate Corporation, we will provide 90 percent of the equity required to fund approved project costs, while MAB will be responsible for the remaining 10 percent of the equity, plus venture management, sourcing and acquisition of sites, project financing and all property and development duties. In accordance with our obligations under the joint venture agreement, we expect to purchase each grocery-anchored center at a discount to fair market value after stabilization, which is defined as two years after the delivery of leased anchor space to a grocer and the date tenants have opened for business on 94% of the gross leasable area, whichever occurs first. A typical project likely will consist of a 50,000-square-foot grocery store with approximately 20,000 square feet of additional retail space.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this current report on Form 8-K constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future. Forward-looking statements can often be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission (the "SEC") on February 28, 2013 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners, such as a failure by MAB to identify development sites that meet our approval; and factors that could affect our ability to qualify as a real estate investment trust. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE CORPORATION

Date: November 14, 2013	By:	/s/ Mark E. Zalatoris
	Name:	Mark E. Zalatoris
	Title:	President and Chief Executive Officer